EXHIBIT 32 -- Certification of Chief Executive Officer and Chief Financial
              Officer pursuant to Section 906 of the Sorbanes-Oxley Act of
              2002





                   CERTIFICATION OF CEO AND CFO PURSUANT TO
                           18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report on Form 10-QSB of Australian-Canadian Oil Royalties Ltd. (the "Company") for the quarterly period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ely Sakhai, Chairman of the Board and President of the Company, and Robert Kamon, Secretary and Chief Financial Officer and Secretary of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.




  /s/ Ely Sakhai                                       August 10, 2004
-------------------------------
Ely Sakhai
Chairman of the Board and President




  /s/ Robert Kamon                                     August 10, 2004
-------------------------------
Robert Kamon
Chief Financial Officer and Secretary



This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.